Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Operating Revenues:
Electric	$1,872	$1,767	$4,844	$4,356
Gas	125	143	895	904
Total operating revenues	1,997	1,910	5,739	5,260

Operating Expenses:
Fuel	338	277	864	776
Purchased power	419	346	1,106	896
Gas purchased for resale	68	84	622	641
Other operations and maintenance	427	395	1,249	1,141
Depreciation and amortization	169	162	514	485
Taxes other than income taxes	97	99	295	302
Total operating expenses	1,518	1,363	4,650	4,241
Operating Income	479	547	1,089	1,019

Other Income and Expenses:
Miscellaneous income	20	12	54	29
Miscellaneous expense	(6)	(3)	(10)	(4)
Total other income	14	9	44	25

Interest Charges	110	89	316	254

Income Before Income Taxes, Minority Interest and Preferred Dividends of
Subsidiaries	383	467	817	790

Income Taxes	130	161	279	273

Income Before Minority Interest and Preferred Dividends of Subsidiaries	253	306	538	517

Minority Interest and Preferred Dividends of Subsidiaries	9	13	28	31

Net Income	$244	$293	$510	$486

Earnings per Common Share - Basic and Diluted	$1.18	$1.42	$2.46	$2.37

Average Common Shares Outstanding	207.6	205.9	207.1	205.4

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Nine Months Ended
	September 30,
	2007	2006
Cash Flows From Operating Activities:
Net income	$ 510	$ 486
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(7)	(25)
Depreciation and amortization	537	507
Amortization of nuclear fuel	26	26
Amortization of debt issuance costs and premium/discounts	14	12
Deferred income taxes and investment tax credits, net	18	7
Loss on sale of noncore properties	-	4
Minority interest	20	23
Other	10	17
Changes in assets and liabilities:
Receivables, net	(320)	157
Materials and supplies	(110)	(136)
Accounts and wages payable	(113)	(260)
Taxes accrued	75	148
Assets, other	(20)	(87)
Liabilities, other	193	101
Pension and other postretirement benefit obligations, net	87	89
Net cash provided by operating activities	920	1,069

Cash Flows From Investing Activities:
Capital expenditures	(1,035)	(693)
Combustion turbine acquisitions	-	(292)
Nuclear fuel expenditures	(39)	(37)
Proceeds from sale of noncore properties	-	11
Purchases of securities - nuclear decommissioning trust fund	(110)	(78)
Sales of securities - nuclear decommissioning trust fund	98	68
Purchases of emission allowances	(12)	(38)
Sales of emission allowances	5	12
Other	-	3
Net cash used in investing activities	(1,093)	(1,044)

Cash Flows From Financing Activities:
Dividends on common stock	(395)	(391)
Capital issuance costs	(3)	(4)
Short-term debt, net	590	158
Dividends paid to minority interest	(16)	(21)
Redemptions, repurchases and maturities:
Long-term debt	(465)	(138)
Preferred stock	(1)	(1)
Issuances:
Common stock	71	78
Long-term debt	425	232
Net cash provided by (used in) financing activities	206	(87)

Net Change In Cash and Cash Equivalents	33	(62)
Cash and Cash Equivalents at Beginning of Year	137	96

Cash and Cash Equivalents at End of Period	$ 170	$ 34

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30,	December 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$170	$137
Accounts receivable - trade	691	418
Unbilled revenue	263	309
Miscellaneous accounts and notes receivable	258	160
Materials and supplies	757	647
Other current assets	202	203
Total current assets	2,341	1,874
Property and Plant, Net	14,729	14,286
Investments and Other Assets:
Nuclear decommissioning trust fund	301	285
Goodwill	831	831
Intangible assets	197	217
Other assets	683	654
Regulatory assets	1,323	1,431
Total investments and other assets	3,335	3,418

TOTAL ASSETS	$20,405	$19,578

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$203	$456
Short-term debt	1,202	612
Accounts and wages payable	415	671
Taxes accrued	136	58
Other current liabilities	548	406
Total current liabilities	2,504	2,203
Long-term Debt, Net	5,486	5,285
Preferred Stock of Subsidiary Subject to Mandatory Redemption	16	17
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,055	2,144
Accumulated deferred investment tax credits	111	118
Regulatory liabilities	1,241	1,234
Asset retirement obligations	571	549
Accrued pension and other postretirement benefits	1,058	1,065
Other deferred credits and liabilities	392	169
Total deferred credits and other liabilities	5,428	5,279
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	20	16
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,579	4,495
Retained earnings	2,134	2,024
Accumulated other comprehensive income	41	62
Total stockholders' equity	6,756	6,583

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,405	$19,578